Exhibit 99.1
AirNet Systems, Inc. Completes Sale of Jetride, Inc.

CONTACT:
Gary Qualmann	Bob Lentz
AirNet Systems, Inc.	InvestQuest, Inc.
(614) 409-4832	(614) 876-1900
COLUMBUS, Ohio — September 26, 2006 — AirNet Systems, Inc. (AMEX: ANS) today announced completion of the sale of its passenger charter business, including the aircraft and substantially all of the aircraft related assets of Jetride, Inc., a wholly-owned subsidiary, to Pinnacle Air, LLC (“Pinnacle”). The purchase price was $41 million in cash.
AirNet will repay debt secured by Jetride aircraft, which was approximately $29 million at closing. Following repayment of Jetride’s debt as well as payment of applicable taxes and expenses related to the transaction, AirNet plans to use the remaining sale proceeds to further reduce debt outstanding under its revolving credit facility.
AirNet Systems, Inc.
AirNet Systems, Inc. focuses the Company’s resources on providing value-added, time-critical aviation services to a diverse set of customers in the most service-intensive, cost-effective manner possible. AirNet operates an integrated national transportation network that provides expedited transportation services to banks and time-critical small package shippers nationwide. The Company’s aircraft are located strategically throughout the United States. To find out more, visit AirNet’s website at www.airnet.com.
Pinnacle Air, LLC
Pinnacle Air, LLC operates Pinnacle Air Executive Jet Charter and Pinnacle Air Services FBO (Fixed Base Operator). The Pinnacle Air fleet includes 9 Learjets, 2 Falcon 50s and 1 Citation VII and operates on a Federal Aviation Regulation Part 135 certificate, which was obtained in 2004. Primary aircraft operations are in Northwest Arkansas, Bridgeport, Connecticut and Las Vegas, Nevada. Pinnacle Air has received the prestigious Q-Star rating for safety, professionalism and performance.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Except for the historical information contained in this release of AirNet Systems, Inc., the matters discussed, including, but not limited to, information regarding future economic performance and plans and objectives of AirNet’s management, are forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe”, “anticipate”, “estimate”, “expect”, “intend”, “may”, “plan”, “project” and similar expressions are intended to be among statements that identify forward-looking statements. Such statements involve risks and uncertainties including, but not limited to, the following which could cause actual results to differ materially from any forward-looking statement: potential regulatory changes by the Federal Aviation Administration (“FAA”), Department of Transportation (“DOT”) and Transportation Security Administration (“TSA”), which could increase the regulation of AirNet’s business, or the Federal Reserve, which could change the competitive environment of transporting canceled checks; changes in check processing and shipment patterns of bank customers; the continued acceleration of migration of AirNet’s Bank customers to electronic alternatives to the physical movement of cancelled checks; the Company’s plans to increase the number of contracted air routes to achieve a more variable cost structure, disruptions to operations due to adverse weather conditions, air traffic-control-related constraints or aircraft accidents; potential further declines in the value of aircraft in AirNet’s fleet and any related asset impairment charges; potential changes in locally and federally mandated security requirements; increases in aviation fuel costs not fully offset by AirNet’s fuel surcharge program; acts of war and terrorist activities; the acceptance of AirNet’s time-critical service offerings within targeted Express markets; technological advances and increases in the use of electronic funds transfers; the availability and cost of financing required for operations; the impact of unusual items resulting from ongoing evaluation of AirNet’s business strategies; as well as other economic, competitive and domestic and foreign governmental factors affecting AirNet’s markets, prices and other facets of its operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Please refer to the sections captioned “Forward-looking statements” and “Risk factors” in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 of AirNet Systems, Inc. for additional details relating to risk factors that could affect AirNet’s results and cause those results to differ materially from those expressed in forward-looking statements.
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